EXHIBIT 10.1

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Pledge and Security Agreement”) is entered into as of April 30, 2015, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor, and collectively, the “Grantors”), and Wells Fargo Energy Capital, Inc., in its capacity as noteholder representative and collateral agent (together with its successors in such capacity, the “Noteholder Representative”) for the Noteholders (such Noteholders, together with the Noteholder Representative, collectively, the “Secured Parties”).

PRELIMINARY STATEMENTS

WHEREAS, TETRA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the Noteholder Representative and the Initial Purchasers have entered into a Note Purchase Agreement dated as of March 18, 2015 (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Note Purchase Agreement”);
WHEREAS, pursuant to the Note Purchase Agreement, the Company has issued $50,000,000 principal amount of Notes;
WHEREAS, the Company directly or indirectly owns all or a substantial portion of the issued and outstanding capital stock or membership interests, as the case may be, of each Grantor and, by virtue of such ownership and otherwise, such Grantor will derive substantial benefits from the purchase by the Noteholders of the Company’s Notes;
WHEREAS, it is a condition precedent to the obligation of the Initial Purchasers to purchase the Notes that each Grantor shall have executed and delivered this Pledge and Security Agreement to Noteholder Representative and it is and will be a condition to the sale of subsequent series of the Notes that this Pledge and Security Agreement run in favor of the holders of such subsequent series of Notes; and
WHEREAS, each Grantor desires to execute and deliver this Pledge and Security Agreement to satisfy the conditions described in the preceding paragraph;
NOW, THEREFORE, in consideration of the premises and other benefits to each Grantor and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Grantor and the Noteholder Representative, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Terms Defined in Note Purchase Agreement. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Note Purchase Agreement.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Pledge and Security Agreement or the Note Purchase Agreement are used herein as defined in the UCC.

1.3.    Definitions of Certain Terms Used Herein. As used in this Pledge and Security Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms have the following meanings:

“Account” has the meaning set forth in Article 9 of the UCC.

“Account Debtor” means a Person who is obligated on an Account.

“Amendment” has the meaning set forth in Section 4.3 hereof.

“Article” means a numbered article of this Pledge and Security Agreement, unless another document is specifically referenced.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex 1 hereto.

“Collateral” has the meaning set forth in Article II.

“Collateral Account” means any Deposit Account under the sole dominion and control of the Noteholder Representative established by the Noteholder Representative as provided in Section 7.1.

“Common Units” means the common units representing limited partner interests in the Issuer including and any warrants, options or other rights entitling any Grantor to purchase or acquire any such common units.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Noteholder Representative, among (a) any Grantor, (b) a securities intermediary holding such Grantor’s assets constituting Collateral, including funds and securities, or the Issuer, and (c) the Noteholder Representative, which in any case is sufficient to establish the Noteholder Representative’s Control over the Common Units.

“Effective Date” means (a) with respect to the Company and each other Grantor party hereto on the date hereof, the date of the “Closing” as defined in the Note Purchase Agreement, and (b) with respect to each other Grantor, the “Effective Date” as defined in the Assumption Agreement by means of which such Grantor becomes a party hereto.

“Excluded Accounts” means Accounts owned by CSI Compressco GP, Inc. or CSI Compressco Investment LLC.

“Excluded Equity” means all General Partner Interests and Incentive Distribution Rights, each as defined in the First Amended and Restated Agreement of Limited Partnership of the Issuer dated as of June 20, 2011.

“Excluded Payments” has the meaning set forth in Section 4.5(d)(iii) hereof.

“Exhibit” refers to a specific exhibit to this Pledge and Security Agreement (unless another document is specifically referenced) as from time to time supplemented by any Assumption Agreement.

“Issuer” means CSI Compressco LP, a Delaware limited partnership.

“Non-Recourse Pledgor” has the meaning set forth in Section 8.22 hereof.

“Pledged Equity” means all Common Units in the Issuer now owned or hereafter acquired by the Grantors that constitute Collateral hereunder, whether or not evidenced by certificates physically delivered to the Noteholder Representative pursuant to this Pledge and Security Agreement, including without limitation the Common Units set forth on Exhibit C.

“Proceeds” has the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends or other income from the Pledged Equity or other Collateral, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts and any other rights or claims to receive money which, in both cases, are otherwise included as Collateral.

“Section” means a numbered section of this Pledge and Security Agreement, unless another document is specifically referenced.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Common Units constituting Collateral, any right to receive any Common Units and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by the Issuer.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Noteholder Representative’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Noteholder Representative, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all of the following items, categories and types of personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i)	all Accounts (excluding Excluded Accounts);

(ii)	all of the issued and outstanding Common Units in the Issuer now owned or hereafter acquired by such Grantor including, without limitation, the Common Units set forth on Exhibit C hereto;

(iii)	any Securities Accounts in which the Pledged Equity is held; and

(iv)
all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Notes Obligations. Notwithstanding the foregoing, and for the avoidance of doubt, the Collateral shall not include the Excluded Equity.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Noteholder Representative and the Secured Parties that:

3.1.Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Noteholder Representative the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit D, the Noteholder Representative will have a validly perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by the filing of financing statements, subject only to Liens created hereunder and

Permitted Encumbrances. The Noteholder Representative’s security interest in the Pledged Equity has been perfected by Control for purposes of the UCC.

3.2.Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3.Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4.Securities Accounts. All of such Grantor’s Securities Accounts in which Pledged Equity is held as of the Effective Date are listed on Exhibit B.

3.5.Exact Names. Such Grantor’s name in which it has executed this Pledge and Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Effective Date. Except as may be described in Exhibit A or in an applicable Assumption Agreement, such Grantor has not, during the past five years prior to its becoming a party hereto, had any other name or been a party to any merger or consolidation.

3.6.No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Noteholder Representative as the secured party, (b) financing statements with respect to Liens permitted by Section 4.1(e), and (c) financing statements being terminated concurrently with the execution hereof.

3.7.Accounts. The names of the obligors, amounts owing, due dates and other information with respect to its Accounts are and will be correctly stated in all records of such Grantor relating thereto and in all invoices with respect thereto furnished to the Noteholder Representative by such Grantor from time to time upon request by Noteholder Representative or otherwise in accordance herewith. As of the time when each Account arises, such Grantor shall be deemed to have represented and warranted that such Account and all records relating thereto, are genuine and in all material respects what they purport to be. With respect to its Accounts, except as notified to the Noteholder Representative or could not reasonably be expected to have a Material Adverse Effect, (a) all Accounts represent bona fide sales of inventory, rental equipment or rendering of services to Account Debtors in the ordinary course of such Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (b) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business; (c) to such Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices and statements with respect thereto; (d) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which could reasonably be expected to result in any adverse change in such Account Debtor's financial condition; and (e) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

3.8.Pledged Equity.

(a)Exhibit C sets forth a complete and accurate list of all Pledged Equity owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Equity listed on Exhibit C as being owned by it. Such Grantor further represents and warrants that (i) all Pledged Equity owned by it is duly authorized and validly issued and is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Noteholder Representative representing Pledged Equity, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the Issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Noteholder Representative so that the Noteholder Representative may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Equity held by a securities intermediary is covered by a Control Agreement, and (iv) a Control Agreement has been entered into with respect to any Pledged Equity that is in the form of uncertificated securities.

(b)In addition, (i) none of the Pledged Equity owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, and (ii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Equity pursuant to this Pledge and Security Agreement or for the execution, delivery and performance of this Pledge and Security Agreement by such Grantor, or for the exercise by the Noteholder Representative of the voting or other rights provided for in this Pledge and Security Agreement or for the remedies in respect of the Pledged Equity pursuant to this Pledge and Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

ARTICLE IV
COVENANTS

From the date of this Pledge and Security Agreement, and thereafter until this Pledge and Security Agreement is terminated, each Grantor agrees that:

4.1.    General.

(a)Access to Records.

(i)Such Grantor, other than any Non-Recourse Pledgor, will comply with the Company’s covenants contained in Section 9.8 of the Note Purchase Agreement concerning maintenance of books and records and provision of access to such records and the Collateral to the Noteholder Representative;

(ii)Such Grantor, if a Non-Recourse Pledgor, will maintain, with respect to all Collateral owned by it, proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Grantor, as the case may be. Such Grantor will keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of Collateral owned by it. Such Grantor has devised a system of internal accounting controls sufficient to provide reasonable assurances that its books, records, and accounts accurately reflect all transactions and dispositions of Collateral owned by it, and such Grantor will continue to maintain such system.

(b)Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Noteholder Representative to file, and if requested will deliver to the Noteholder Representative, all financing statements and other documents, and to take such other actions, as may from time to time be requested by the Noteholder Representative in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Noteholder Representative may be filed in any filing office in any UCC jurisdiction and may (i) describe such Grantor’s Collateral by any description which reasonably approximates the description contained in this Pledge and Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office’s acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Noteholder Representative promptly upon reasonable request. Such Grantor also ratifies its authorization for the Noteholder Representative to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)Further Assurances. Such Grantor will, if so requested by the Noteholder Representative, furnish to the Noteholder Representative, as often as the Noteholder Representative reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Noteholder Representative may request, all in such detail as the Noteholder Representative may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Noteholder Representative in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral.

(iii)Such Grantor, other than any Non-Recourse Pledgor, will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to Section 10.7 of the Note Purchase Agreement;

(iv)Such Grantor, if a Non-Recourse Pledgor, will not sell, lease, transfer or otherwise dispose of, including by way of merger, any Collateral except for dispositions of the Pledged Equity for 100% cash consideration and for fair market value, so long as such Grantor and the Company have complied in all respects with Section 8.4 of the Note Purchase Agreement;

promptly following request by the Company, the Noteholder Representative shall, at the Company’s expense, take all actions necessary to terminate the security interest created hereunder in any Collateral that is the subject of a permitted disposition hereunder and shall return to the Company all original certificates representing any Common Units that are so disposed.

(e)Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) Liens created hereunder and (ii) Permitted Encumbrances.

(f)Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Noteholder Representative, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2    Receivables.

(a)    Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising in the ordinary course of business.

(b)    Collection of Receivables. Except as otherwise provided in this Pledge and Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense and consistent with past practices, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)    Delivery of Invoices. Such Grantor will deliver to the Noteholder Representative, immediately upon its request after the occurrence and during the continuation of an Event of Default, duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Noteholder Representative shall specify.

(d)    Disclosure of Counterclaims on Receivables. Upon delivery of any duplicate invoices or records related to Receivables in accordance herewith, if (i) any material discount, credit or agreement to make a rebate or to otherwise materially reduce the amount owing on any Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Noteholder Representative in writing in connection with the inspection by the Noteholder Representative of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the Noteholder Representative relating to such Receivable.

4.3.    Delivery of Certificated Securities. Such Grantor will deliver to the Noteholder Representative (a) immediately upon the Effective Date, the originals of all certificated Securities constituting Collateral owned by it on the Effective Date (if any then exist), (b) following the Effective Date, upon receipt thereof, any certificated Securities constituting Collateral, and (c) upon the Noteholder Representative’s request, a duly executed amendment to this Pledge and Security Agreement (an “Amendment”), substantially in the form of Exhibit E hereto, pursuant to which such Grantor will identify and ratify the pledge of such additional Collateral. Such Grantor hereby authorizes the Noteholder Representative to attach each Amendment to this Pledge and Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.4.    Uncertificated Pledged Equity. Such Grantor will permit the Noteholder Representative from time to time to cause the Issuer (and, if held with a securities intermediary, such securities intermediary) of uncertificated Securities or other types of Pledged Equity not represented by certificates to mark their books and records with respect thereto to reflect the Lien of the Noteholder Representative granted pursuant to this Pledge and Security Agreement. With respect to any Pledged Equity owned by it, such Grantor will take any action necessary to cause (a) the Issuer (if it has issued uncertificated Securities which are Pledged Equity) and (b) any securities intermediary which is the holder of any such Pledged Equity, to cause the Noteholder Representative to have and retain Control over such Pledged Equity including, without limitation, by causing such Person to enter into a Control Agreement.

4.5.    Pledged Equity.

(a)Changes in Capital Structure of the Issuer. Such Grantor will not vote any Pledged Equity in favor of any dissolution or liquidation of the Issuer.

(b)Registration of Pledged Equity. Such Grantor will permit any registerable Pledged Equity owned by it to be registered in the name of the Noteholder Representative or its nominee at any time during the continuance of an Event of Default upon notice from the Noteholder Representative.

(c)Exercise of Rights in Pledged Equity.

(i)    Without in anyway limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Equity owned by it for all purposes not inconsistent with this Pledge and Security Agreement, the Note Purchase Agreement or any other Notes Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Noteholder Representative in respect of such Pledged Equity.

(ii)Such Grantor will permit the Noteholder Representative or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Equity owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Common Units constituting such Pledged Equity as if it were the absolute owner thereof.

(iii)Subject to Section 5.2, Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity owned by it to the extent not in violation of the Note Purchase Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”), which shall be delivered to the Noteholder Representative pursuant to the following subsection (iv) and immediately applied by Noteholder Representative to the Notes Obligations: (A) dividends and other distributions paid or payable in cash in respect of such Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of the Issuer; and (B) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Equity, except to the extent such amounts are not accepted as a prepayment pursuant to Section 8.4 of the Note Purchase Agreement, in which case Grantor shall be entitled to receive such amounts; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Pledge and Security Agreement; and

(iv)All Excluded Payments and all other dispositions in respect of any of the Pledged Equity owned by a Grantor, whenever paid or made, shall be delivered to the Noteholder Representative to hold as Pledged Equity and shall, if received by such Grantor, be received in trust for the benefit of the Noteholder Representative, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Noteholder Representative as Pledged Equity in the same form as so received (with any necessary endorsement).

(c)    Securities.    No Grantor shall permit any Common Units which are included within the Collateral at any time to constitute a Security or permit the Issuer to take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Noteholder Representative and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the Issuer thereof or otherwise, or (ii) the Noteholder Representative has entered into a Control Agreement with the Issuer or with a securities intermediary relating to such Security.

4.6    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Noteholder Representative provided for in this Pledge and Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Noteholder Representative of any one or more of such rights, powers or remedies.

4.7.    Control Agreements. For each Securities Account that in which Collateral is held that such Grantor at any time maintains, such Grantor will, substantially contemporaneously with the opening of such Securities Account, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Noteholder Representative, cause the securities intermediary that maintains such Securities Account to agree to comply at any time with instructions from the Noteholder Representative to such securities intermediary directing the disposition of funds from time to time credited to such Securities Account, without further consent of such Grantor, or take such other action as the Noteholder Representative may approve in order to perfect the Noteholder Representative’s security interest in such Securities Account.

4.8.     Change of Name or Location; etc. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices, or the location of its records concerning the Collateral, (c) change its corporate structure, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Noteholder Representative shall have received at least thirty days’ prior written notice of such change. Each Grantor agrees to take any reasonable action requested by the Noteholder Representative in connection therewith (including any action to continue the perfection of any Liens in favor of the Noteholder Representative, on behalf of the Secured Parties, in any Collateral).

4.9     Additional Grantors. Each Grantor agrees to cause each of its Subsidiaries that is required to become a party to this Pledge and Security Agreement pursuant to Section 9.6 of the Note Purchase Agreement to become a Grantor for all purposes of this Pledge and Security Agreement by executing and delivering an Assumption Agreement substantially in the form of Annex 1 hereto.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:
(a)    The breach by any Grantor of any of the terms or provisions of Article IV or Article VII.
(b)    The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Pledge and Security Agreement which is not remedied within thirty (30) days after such breach.
(c)    The occurrence of any “Event of Default” under, and as defined in, the Note Purchase Agreement.
5.2     Remedies. Upon the occurrence of an Event of Default:

(a)the Noteholder Representative may, or at the direction of the Required Noteholders, shall, exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Pledge and Security Agreement, the Note Purchase Agreement, or any other Notes Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Noteholder Representative and the Secured Parties prior to an Event of Default;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)the right to give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral, and the right to endorse and collect any cash proceeds of the Collateral;

(iv)without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, the right to enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process), the right to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Noteholder Representative may deem commercially reasonable;

(v)concurrently with written notice to the applicable Grantor, the right to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Equity as though the Noteholder Representative was the outright owner thereof, and to take any actions provided for in the Registration Rights Agreement; and

(vi)the right to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder).

(b)The Noteholder Representative, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Noteholder Representative shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Noteholder Representative and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Noteholder Representative is able to effect a sale, lease, or other disposition of Collateral, the Noteholder Representative shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving or protecting the Collateral or its value, enforcing this Pledge and Security Agreement, perfecting and maintaining the perfection and priority of the Noteholder Representative’s security interest in the Collateral or for any other purpose deemed appropriate by the Noteholder Representative. The Noteholder Representative may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Noteholder Representative’s remedies (for the benefit of the Noteholder Representative and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)Notwithstanding the foregoing, neither the Noteholder Representative nor any Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Notes Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Notes Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)Each Grantor recognizes that the Noteholder Representative may be unable to effect a public sale of any or all the Pledged Equity and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Noteholder Representative shall be under no obligation to delay a sale of any of the Pledged Equity done in accordance with applicable laws for the period of time necessary to permit any Grantor or the Issuer to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the Issuer would agree to do so.

5.3.    Grantor’s Obligations Upon Default. Upon the request of the Noteholder Representative after the occurrence of an Event of Default, each Grantor will:

(a)assemble and make available to the Noteholder Representative the Collateral and all books and records relating thereto at any place or places specified by the Noteholder Representative, whether at a Grantor’s premises or elsewhere;

(b)permit the Noteholder Representative, by the Noteholder Representative’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; and

(c)at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Noteholder Representative and each Noteholder, at any time, and from time to time, promptly upon the Noteholder Representative’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.3.     Grant of Intellectual Property License. For the purpose of enabling the Noteholder Representative to exercise the rights and remedies under this Article V at such time as the Noteholder Representative shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Noteholder Representative, for the benefit of the Noteholder Representative and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.Account Verification and Collection. During the continuance of an Event of Default, the Noteholder Representative shall have the right at any time at the Grantors’ expense to (a) verify the validity, amount or any other material information relating to any Receivables, including verification with the relevant Account Debtors, and (b) enforce collection of any such Receivables and to adjust, settle or compromise the amount of payment thereof, all in the same manner as the Grantors.

6.2.Authorization for Secured Party to Take Certain Action.

(a)    Each Grantor irrevocably authorizes the Noteholder Representative at any time and from time to time in the sole discretion of the Noteholder Representative and appoints the Noteholder Representative as its attorney in fact to do all acts and things necessary or desirable in the Noteholder Representative’s sole discretion to preserve and protect the Collateral and perfect and maintain the perfection and priority of the Noteholder Representative’s security interest in the Collateral including, without limitation, (i) to execute on behalf of such Grantor as debtor and to file financing statements, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Pledge and Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Noteholder Representative in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Noteholder Representative’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the Issuer or with securities intermediaries holding Pledged Equity as may be necessary or advisable to give the Noteholder Representative Control over such Pledged Equity, (v) to apply the proceeds of any Collateral received by the Noteholder Representative to the Notes Obligations as provided in Section 7.1, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) during the continuance of an Event of Default, to contact Account Debtors for any reason, (viii) during the continuance of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Noteholder Representative or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) during the continuance of an Event of Default, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) during the continuance of an Event of Default, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xii) during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) during the continuance of an Event of Default, to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) during the continuance of an Event of Default, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) during the continuance of an Event of Default, to change the address for delivery of mail addressed to such Grantor to such address as the Noteholder Representative may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Pledge and Security Agreement; and such Grantor agrees to reimburse the Noteholder Representative on demand for any payment made or any reasonable expense incurred by the Noteholder Representative in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Pledge and Security Agreement, the Note Purchase Agreement or under any other Notes Document.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Noteholder Representative, for the benefit of the Noteholder Representative and Secured Parties, under this Section 6.2 are solely to protect the Noteholder Representative’s interests in the Collateral and shall not impose any duty upon the Noteholder Representative or any Secured Party to exercise any such powers.

6.3.Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE NOTEHOLDER REPRESENTATIVE AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN IN SECTION 6.2 ABOVE) TO TAKE THOSE ACTIONS WITH RESPECT TO ITS PLEDGED EQUITY, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED EQUITY, THE APPOINTMENT OF THE NOTEHOLDER REPRESENTATIVE AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED EQUITY WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED EQUITY ON THE RECORD BOOKS OF THE ISSUER) BY ANY PERSON (INCLUDING THE ISSUER OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT.

6.4.Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE NOTEHOLDER REPRESENTATIVE AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS PLEDGE AND SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE NOTEHOLDER REPRESENTATIVE, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
COLLECTION AND APPLICATION OF RECEIVABLES AND OTHER COLLATERAL PROCEEDS

7.1.Collection and Application of Receivables and Other Collateral Proceeds. The Noteholder Representative hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Noteholder Representative may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default (but not at any other time). If required by the Noteholder Representative at any time after the occurrence and during the continuance of an Event of Default, any Proceeds constituting collections of such Receivables, when collected by such Grantor, (a) shall be forthwith (and, in any event, within two Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Noteholder Representative if required, in a Collateral Account maintained under the sole dominion and control of the Noteholder Representative, subject to withdrawal by the Noteholder Representative for the account of the Secured Parties only as provided below in this Section, and (b) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Receivables while held by the Collateral Account bank (or by any Grantor in trust for the benefit of the Secured Parties) shall continue to be collateral security for the Notes Obligations of the applicable Grantor and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Noteholder Representative’s election, the Noteholder Representative may apply all or any part of the funds on deposit in the Collateral Account established by the relevant Grantor to the payment of the Notes Obligations of such Grantor then due and owing, such application to be made as set forth below in this Section. In addition to the rights of the Secured Parties specified above with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Secured Parties segregated from other funds of such Grantor, and shall, at the request of the Noteholder Representative, forthwith upon receipt by such Grantor, be turned over to the Noteholder Representative in the exact form received by such Grantor (duly endorsed by such Grantor to the Noteholder Representative, if required). All Proceeds received by the Noteholder Representative hereunder shall be held by the Noteholder Representative in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Noteholder Representative in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Notes Obligations and shall not constitute payment thereof until applied as provided below in this Section. At any time after the occurrence and during the continuance of an Event of Default, at the Noteholder Representative’s election, the Noteholder Representative may apply all or any part of Proceeds of any Grantor held in any Collateral Account in payment of the Notes Obligations of such Grantor in such order as the Noteholder Representative may elect in compliance with the Note Purchase Agreement, and any part of such funds which the Noteholder Representative elects not so to apply and deems not required as collateral security for such Notes Obligations shall be paid over from time to time by the Noteholder Representative to the Company or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Notes Obligations shall have been paid in full shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII
GENERAL PROVISIONS

8.1.Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed sent within a reasonable time if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Noteholder Representative or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Noteholder Representative or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Noteholder Representative or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or under the power of sale conferred by this Pledge and Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Pledge and Security Agreement or any Collateral.

8.2.Limitation on Noteholder Representative’s and any Secured Party’s Duty with Respect to the Collateral. The Noteholder Representative shall have no obligation to prepare the Collateral for sale. The Noteholder

Representative and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Noteholder Representative nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Noteholder Representative or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Noteholder Representative to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Noteholder Representative (a) to fail to incur expenses deemed significant by the Noteholder Representative to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Noteholder Representative against risks of loss, collection or disposition of Collateral or to provide to the Noteholder Representative a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Noteholder Representative, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Noteholder Representative in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Noteholder Representative would be commercially reasonable in the Noteholder Representative’s exercise of remedies against the Collateral and that other actions or omissions by the Noteholder Representative shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Noteholder Representative that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.Compromises and Collection of Collateral. The Grantors and the Noteholder Representative recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Noteholder Representative may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Noteholder Representative in its sole discretion shall determine or abandon any Receivable, and any such action by the Noteholder Representative shall be commercially reasonable so long as the Noteholder Representative acts in good faith based on information known to it at the time it takes any such action.

8.4.Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Noteholder Representative may perform or pay any obligation which any Grantor has agreed to perform or pay in this Pledge and Security Agreement and the Grantors shall reimburse the Noteholder Representative for any amounts paid by the Noteholder Representative pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Noteholder Representative pursuant to the preceding sentence shall be included in the Notes Obligations and payable on demand.

8.5.Specific Performance of Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Noteholder Representative and the Secured Parties, that the Noteholder Representative and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantors contained herein shall be specifically enforceable against the Grantors.

8.6.Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Noteholder Representative or other conduct of the Noteholder Representative, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Noteholder Representative or the Secured Parties unless such authorization is in writing signed by the Noteholder Representative with the consent or at the direction of the Required Lenders

8.7.No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Noteholder Representative or any Noteholder to exercise any right or remedy granted under this Pledge and Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Pledge and Security Agreement whatsoever shall be valid unless in writing signed by the Noteholder Representative with the concurrence or at the direction of the Noteholders to the extent required under Section 17 of the Note Purchase Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Pledge and Security Agreement or by law afforded shall be cumulative and all shall be available to the Noteholder Representative and the Secured Parties until the Notes Obligations have been paid in full.

8.8.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Pledge and Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge and Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge and Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Pledge and Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Pledge and Security Agreement are declared to be severable.

8.9.Reinstatement. This Pledge and Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Notes Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10.Benefit of Agreement. The terms and provisions of this Pledge and Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Noteholder Representative and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Pledge and Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Pledge and Security Agreement or any interest herein, without the prior written consent of the Noteholder Representative. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Notes Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Noteholder Representative, for the benefit of the Noteholder Representative and the Secured Parties, hereunder.

8.11.Survival of Representations. All representations and warranties of the Grantors contained in this Pledge and Security Agreement shall survive the execution and delivery of this Pledge and Security Agreement, as of the date made.

8.12.Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Pledge and Security Agreement shall be paid by the Grantors, together with interest and penalties, if any, upon and pursuant to the terms set forth in Section 9.4 of the Note Purchase Agreement. The Grantors shall reimburse the Noteholder Representative for any and all reasonable out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Noteholder Representative in connection with the preparation, execution, delivery, administration, collection and enforcement of this Pledge and Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Notwithstanding the foregoing, unless an Event of Default is continuing, Grantors shall be required to reimburse the Noteholder Representative for only one audit per calendar year. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13.Headings. The title of and section headings in this Pledge and Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Pledge and Security Agreement.

8.14.Termination. This Pledge and Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Notes Obligations outstanding) until all of the Notes Obligations have been indefeasibly paid and performed in full and no obligations of the Noteholder Representative or the Secured Parties which would give rise to any Notes Obligations are outstanding.

8.15.Entire Agreement. This Pledge and Security Agreement, the Note Purchase Agreement, and the other Notes Documents embody the entire agreement and understanding between the Grantors and the Noteholder Representative relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Noteholder Representative relating to the Collateral.

8.16.CHOICE OF LAW. THIS PLEDGE AND SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.17.CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT, IN EITHER CASE, SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AND SECURITY AGREEMENT OR ANY OTHER NOTES DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE NOTEHOLDER REPRESENTATIVE OR ANY SECURED PARTY OR GRANTOR TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

8.18.WAIVER OF JURY TRIAL. EACH GRANTOR, THE NOTEHOLDER REPRESENTATIVE AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AND SECURITY AGREEMENT OR ANY OTHER NOTES DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19.Indemnity. Each Grantor hereby agrees to indemnify the Noteholder Representative and the Secured Parties, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Noteholder Representative or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Noteholder Representative or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Pledge and Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Noteholder Representative or the Secured Parties or any Grantor).

8.20.Counterparts. This Pledge and Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Pledge and Security Agreement by signing any such counterpart. Delivery of an executed counterpart of this Pledge and Security Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Pledge and Security Agreement.

8.21.Lien Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Notes Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Notes Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Notes Obligations;

(b)any lack of validity or enforceability relating to or against any Grantor or any other guarantor of any of the Notes Obligations, for any reason related to the Note Purchase Agreement, any other Notes Document or any other agreement or instrument governing or evidencing any Notes Obligations, or any applicable law purporting to prohibit the payment by any Grantor or any other guarantor of the Notes Obligations of the principal of or interest on the Notes Obligations;

(c)any modification or amendment of or supplement to the Note Purchase Agreement or any other Notes Document;

(d)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Note Purchase Agreement, any other Notes Document or any other agreement or instrument governing or evidencing any Notes Obligations, including any increase or decrease in the rate of interest thereon;

(e)any change in the corporate existence, structure or ownership of any Grantor or any other guarantor of any of the Notes Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Grantor or any other guarantor of the Notes Obligations, or any of their assets or any resulting release or discharge of any obligation of any Grantor or any other guarantor or any of the Notes Obligations;

(f)any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Notes Document or Notes Obligations;

(g)any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Note Purchase Agreement, any other Notes Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Grantor; or

(h)any other act or omission to act or delay of any kind by any Grantor or any other guarantor of the Notes Obligations, the Noteholder Representative, any Noteholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Grantor’s obligations hereunder;

8.22.Non-Recourse. Notwithstanding anything herein to the contrary, this Pledge and Security Agreement is not intended to create any liability of any Grantor that is not the Company or a Subsidiary Guarantor (each, a “Non-

Recourse Pledgor”) for performance of the Notes Obligations or any payment or indemnity obligations hereunder and, with respect to each Non-Recourse Pledgor, is intended only to provide a security interest in the Collateral to secure the Notes Obligations. No Secured Party shall have any recourse against any Non-Recourse Pledgor (including any recourse against assets of such Non-Recourse Pledgor that do not constitute Collateral for any deficiency remaining after disposition of Collateral) except its remedies specified herein or available under law with respect to the Collateral following an Event of Default.

8.23.Release. Each Grantor consents and agrees that the Noteholder Representative may at any time, or from time to time, in its discretion:

(a)renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Notes Obligations; and

(b)exchange, release and/or surrender all or any of the Collateral (including the Pledged Equity), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Noteholder Representative in connection with all or any of the Notes Obligations; all in such manner and upon such terms as the Noteholder Representative may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Pledge and Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Notes Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note Purchase Agreement, or any other agreement governing any Notes Obligations.

ARTICLE IX
NOTICES

9.1.    Sending Notices. Any notice required or permitted to be given under this Pledge and Security Agreement shall be given in accordance with Section 18 of the Note Purchase Agreement, with each notice to each Grantor other than the Company being given in the same manner as notice to the Company under the Note Purchase Agreement, provided that such notice shall in each case be addressed to such Grantor at its notice address set forth on Exhibit A.

9.2.    Change in Address for Notices. Each of the Grantors, the Noteholder Representative and the Noteholders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE NOTEHOLDER REPRESENTATIVE

Wells Fargo Energy Capital, Inc. has been appointed Noteholder Representative for the Secured Parties hereunder pursuant to Section 23 of the Note Purchase Agreement. It is expressly understood and agreed by the parties to this Pledge and Security Agreement that any authority conferred upon the Noteholder Representative hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Noteholder Representative pursuant to the Note Purchase Agreement, and that the Noteholder Representative has agreed to act (and any successor Noteholder Representative shall act) as such hereunder only on the express conditions contained in such Section 23. Any successor Noteholder Representative appointed pursuant to Section 23 of the Note Purchase Agreement shall be entitled to all the rights, interests and benefits of the Noteholder Representative hereunder.

ARTICLE XI
INSTRUCTIONS TO THE ISSUER

11.1    Each Grantor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Noteholder Representative in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge and Security Agreement, without any other or further instructions from such Grantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Noteholder Representative have executed this Pledge and Security Agreement as of the date first above written.

GRANTORS:

TETRA TECHNOLOGIES, INC.

By:    /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Vice President - Finance, Treasurer and
Assistant Secretary

COMPRESSCO FIELD SERVICES, L.L.C.
EPIC DIVING & MARINE SERVICES, LLC
TETRA INTERNATIONAL INCORPORATED
TETRA PRODUCTION TESTING SERVICES, LLC

By:    /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Treasurer

CSI COMPRESSCO GP INC.
TETRA APPLIED TECHNOLOGIES, LLC

By:    /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Assistant Treasurer

CSI COMPRESSCO INVESTMENT LLC

By: CSI Compressco GP Inc.,
its sole managing member

By:    /s/ Joseph J. Meyer
Name: Joseph J. Meyer
Title: Assistant Treasurer

NOTEHOLDER REPRESENTATIVE:

Wells Fargo Energy Capital, Inc., as Noteholder Representative

By:    /s/ Charles C. O’Brien, III
Name:    Charles C. O’Brien, III
Title:    Assistant Vice President

EXHIBIT A
(See Sections 3.2, 3.3, 3.5 and 9.1 of Pledge and Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS:

c/o TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
Attention: Corporate Secretary
Fax: (281) 364-4398
Email: corpsecretary@tetratec.com

ENTITY INFORMATION

TETRA TECHNOLOGIES, INC.

I.    Name of Grantor: TETRA Technologies, Inc.

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Corporation

IV.    Organizational Number assigned by State of Incorporation or Organization: 0907784

V.    Federal Identification Number: 74-2148293

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: TETRA RESOURCES, INC.

COMPRESSCO FIELD SERVICES, L.L.C.

I.    Name of Grantor: Compressco Field Services, L.L.C.

II.    State of Incorporation or Organization: Oklahoma

III.    Type of Entity: Limited Liability Company

IV.    Organizational Number assigned by State of Incorporation or Organization: 3512386291

V.    Federal Identification Number: 73-1334889

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: EconoFab, Inc.; Gas Jack, Inc.; Compressco Field Services, Inc.

CSI COMPRESSCO GP INC.

I.    Name of Grantor: CSI Compressco GP Inc.

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Corporation

IV.    Organizational Number assigned by State of Incorporation or Organization: 4617910

V.    Federal Identification Number: 94-3450899

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: Compressco Partners GP Inc.

CSI COMPRESSCO INVESTMENT LLC

I.    Name of Grantor: CSI Compressco Investment LLC

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Limited Liability Company

IV.    Organizational Number assigned by State of Incorporation or Organization: 4624739

V.    Federal Identification Number: 30-0515322

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: Compressco Partners Manufacturing, LLC; Compressco Partners Investment
LLC

EPIC DIVING & MARINE SERVICES, LLC

I.    Name of Grantor: Epic Diving & Marine Services, LLC

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Limited Liability Company

IV.    Organizational Number assigned by State of Incorporation or Organization: 4114193

V.    Federal Identification Number: 72-1612501

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: EDS Acquisition, LLC; Epic Diving Services, LLC

TETRA APPLIED TECHNOLOGIES, LLC

I.    Name of Grantor: TETRA Applied Technologies, LLC

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Limited Liability Company

IV.    Organizational Number assigned by State of Incorporation or Organization: 4377967

V.    Federal Identification Number: 75-2255844

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: TAT Acquisition, LLC

TETRA INTERNATIONAL INCORPORATED

I.    Name of Grantor: TETRA International Incorporated

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Corporation

IV.    Organizational Number assigned by State of Incorporation or Organization: 2255598

V.    Federal Identification Number: 76-0341653

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: None

TETRA PRODUCTION TESTING SERVICES, LLC

I.    Name of Grantor: TETRA Production Testing Services, LLC

II.    State of Incorporation or Organization: Delaware

III.    Type of Entity: Limited Liability Company

IV.    Organizational Number assigned by State of Incorporation or Organization: 4377968

V.    Federal Identification Number: 81-0545621

VI.	Principal Place of Business and Mailing Address: Same as Notice Address above

VII.	Prior Names: TPTS Reorganization, LLC

EXHIBIT B
(See Section 3.4 of Pledge and Security Agreement)

SECURITIES ACCOUNTS

None.

EXHIBIT C
(See Section 3.8 of Pledge and Security Agreement and Definition of “Pledged Equity”)

LIST OF PLEDGED EQUITY

Name of Grantor	Issuer	Certificate Number(s)	Number of Common Units	Percentage of all Outstanding Common Units of Issuer
CSI Compressco GP Inc.	CSI Compressco LP	ZQ00000005 ZQ00000007 ZQ00000008 ZQ00000009 ZQ00000010	400,500 2,706,160 2,706,160 2,706,160 2,706,160	33.87%
CSI Compressco Investment LLC	CSI Compressco LP	ZQ00000003	1,390,290	4.19%
TETRA International Incorporated	CSI Compressco LP	ZQ00000006	1,476,087	4.45%

EXHIBIT D
(See Section 3.1 of Pledge and Security Agreement)

FILING OFFICES

Name of Grantor	Filing Office
TETRA Technologies, Inc.	Delaware
Compressco Field Services, L.L.C.	Oklahoma
CSI Compressco GP Inc.	Delaware
CSI Compressco Investment LLC	Delaware
Epic Diving & Marine Services, LLC	Delaware
TETRA Applied Technologies, LLC	Delaware
TETRA International Incorporated	Delaware
TETRA Production Testing Services, LLC	Delaware

EXHIBIT E
(See Section 4.3 of Pledge and Security Agreement)

AMENDMENT

Reference is made to that certain Pledge and Security Agreement, dated April 30, 2015, by and among TETRA Technologies, Inc., a Delaware corporation, the other Grantors party thereto, and Wells Fargo Energy Capital, Inc., as the Noteholder Representative, (the “Pledge and Security Agreement”).
This Amendment, dated ________________, ___ (the “Effective Date”) is delivered pursuant to Section 4.3 of the Pledge and Security Agreement. All defined terms herein have the meanings ascribed thereto or incorporated by reference in the Pledge and Security Agreement.
The undersigned hereby certifies that the representations and warranties in Article III of the Pledge and Security Agreement are and continue to be true and correct (after giving effect to this Amendment). The undersigned further agrees that this Amendment may be attached to the Pledge and Security Agreement and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in Exhibit C to the Pledge and Security Agreement and shall secure all Notes Obligations referred to in the Pledge and Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

PLEDGED EQUITY

Name of Grantor	Issuer	Certificate Number(s)	Number of Common Units	Percentage of all Outstanding Common Units of Issuer
[_____]	[_____]	[_____]	[_____]	[_____]

Annex 1 to
Pledge and Security Agreement

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of __________________________, 20___, by ______________________________, a ____________________ (the “Additional Grantor”), in favor of Wells Fargo Energy Capital, Inc., as Noteholder Representative (in such capacity, the “Noteholder Representative”) for the Secured Parties. All capitalized terms not defined herein have the meaning ascribed to them in the Note Purchase Agreement referred to below.

PRELIMINARY STATEMENTS
A.    TETRA TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the Initial Purchasers party thereto and the Noteholder Representative have entered into a Note Purchase Agreement, dated as of March 18, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).
B.    In connection with the Note Purchase Agreement, the Company the other Grantors are party to that certain Pledge and Security Agreement, dated as of April 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), in favor of the Noteholder Representative for the benefit of the Secured Parties.

C.     The Note Purchase Agreement requires the Additional Grantor to become a party to the Pledge and Security Agreement.

D.     The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement.

ACCORDINGLY, IT IS AGREED:

1.Pledge and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 4.9 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and grants a security interest to the Noteholder Representative, as provided therein, in all of its right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Notes Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the appropriate Exhibits to the Pledge and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge and Security Agreement is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
,
a
By:
Name:
Title: